UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2012

HIGHWATER ETHANOL, LLC
(Exact name of small business issuer as specified in its charter)

Minnesota	333-137482	20-4798531
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

24500 US State Hwy 14, P.O. Box 96, Lamberton, MN	56152
(Address of principal executive offices)	(Zip Code)

(507) 752-6160
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2012, Luke Schneider accepted a position as the Chief Financial Officer of Highwater Ethanol, LLC (the "Company"). The effective date of Mr. Schneider's appointment is December 3, 2012, which coincides with the resignation of Brian Kletscher from the position as interim Chief Financial Officer. Brian Kletscher will continue as the Company's Chief Executive Officer.

Mr. Schneider is 31 years old. Mr. Schneider served as the Chief Financial Officer since December 2010 for Heron Lake BioEnergy, LLC, an ethanol plant located in Heron Lake, Minnesota. Previously he served as the Senior Accountant of Heron Lake BioEnergy, LLC since November 2008 and as the Staff Accountant from March 2008 to November 2008. Mr. Schneider was a Staff Accountant at Gerber and Haugen, an accounting firm located in Slayton, Minnesota, from April 2007 to March 2008. Mr. Schneider holds a Bachelor of Science degree from Southwest Minnesota State University in Marshall, Minnesota. Mr. Schneider will serve indefinitely at the pleasure of the Board of Governors of the Company or until his earlier death, disability or resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHWATER ETHANOL, LLC

Date: November 14, 2012	/s/ Brian Kletscher
Brian Kletscher, Chief Executive Officer
and Interim Chief Financial Officer